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                                                                      Exhibit 12
                                                                      ----------


                     ARGO-TECH CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                Fiscal Year Ended                                                        14               13
                             October 29    October 28,   October 26,   October 25,   October 31,    Weeks Ended       Weeks Ended
                               1994          1995           1996          1997         1998      January 31, 1998  January 30, 1999
                           --------------------------------------------------------------------- ----------------------------------
                                                      (Dollars in Thousands)
Historical:
  Income from operations      $  10,644     $  15,059     $  19,278     $  26,650    $  28,059        $   7,909       $   5,224
  Other, net                         75         (588)         (112)         (404)        (268)            (254)           (222)
                              ---------     ---------     ---------     ---------    ---------        ---------       ---------
Earnings as Adjusted          $  10,569     $  15,647     $  19,390     $  27,054    $  28,327        $   8,163       $   5,446
                              =========     =========     =========     =========    =========        =========       =========
  Fixed charges:
  Interest expense            $  10,117     $  11,924     $  10,138     $  12,827    $  21,030        $   6,084       $   5,670
                              =========     =========     =========     =========    =========        =========       =========

Ratio of Earnings to Fixed         1.0x          1.3x          1.9x          2.1x         1.3x             1.3x             (a)
Charges

(a) No ratio is presented for the 13 weeks ended January 30, 1999 as the earnings for that period were $224,000 less than the fixed charges.